For the annual period ended July 31, 2011
File number 811-09439
Prudential Investment Portfolios 5



SUB-ITEM 77M
Mergers


In 2010, the Board of Directors of Prudential Small-Cap Core Equity Fund, Inc. and the Board of Trustees of Prudential Small-Cap Value Fund jointly agreed to ask shareholders of Prudential Small-Cap Core Equity Fund, Inc. to vote on a proposal whereby all of the assets of Prudential Small-Cap Core Equity Fund, Inc. (Equity Fund) would be acquired by Prudential Small-Cap Value Fund (Value Fund, and together with the Equity Fund, the Funds), a series of Prudential Investment Portfolios 5 (PIP5), and Value Fund would assume all of the liabilities of Equity Fund (the Reorganization). Equity Fund is a Maryland corporation and PIP5 is a Delaware statutory trust. A shareholders' meeting (the Meeting) was held on April 7, 2011. The vote was approved and the Plan of Reorganization is attached below. Prudential Small-Cap Core Equity Fund, Inc. was declared to no longer be an investment company through Securities and Exchange Commission Form N-8(f).


FORM OF PLAN OF REORGANIZATION

THIS PLAN OF REORGANIZATION (the "Plan") is made as of this 7th day of April, 2011, by and between Prudential Small-Cap Core Equity Fund, Inc. (the "Acquired Fund"), a corporation organized under the laws of the State of Maryland with its principal place of business at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, and Prudential Investment Portfolios 5 (the "Acquiring Company"), a statutory trust organized under the laws of the State of Delaware with its principal place of business at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, on behalf of the Prudential Small-Cap Value Fund, a series of the Acquiring Company (the "Acquiring Fund"). Together, the Acquiring Fund and the Acquired Fund are referred to as the "Funds."
The Plan has been structured with the intention that the transactions contemplated hereby qualify for U.S. federal income tax purposes as a tax-free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").
The reorganization (hereinafter referred to as the "Reorganization") will consist of (i) the acquisition by the Acquiring Fund, of all of the property, assets and goodwill of the Acquired Fund and the assumption by the Acquiring Fund of all of the liabilities of the Acquired Fund, if any, in exchange solely for full and fractional shares of beneficial interest, par value $0.001 per share, of the Acquiring Fund (as defined in Section 1(b) as the "Acquiring Fund Shares");
(ii) the distribution after the Closing Date (as provided in Section 3), of Acquiring Fund Shares to the shareholders of the Acquired Fund according to their respective interests in complete liquidation of the Acquired Fund; and (iii) the dissolution of the Acquired Fund as soon as practicable after the Closing (as defined in Section 3), all upon and subject to the terms and conditions of this Plan hereinafter set forth. In order to consummate the Plan, the following actions shall be taken by the Acquired Fund, and by the Acquiring Company, on behalf of the Acquiring Fund:
1. Sale and Transfer of Assets of the Acquired Fund in Exchange for Shares of the Acquiring Fund and Assumption of the Acquired Fund's Liabilities, if any, and Liquidation and Dissolution of the Acquired Fund.
(a) Subject to the terms and conditions of this Plan, and on the basis of the representations, warranties and covenants contained herein, the Acquired Fund shall sell, assign, convey, transfer and deliver to the Acquiring Company, for the benefit of the Acquiring Fund, at the Closing all of the Acquired Fund's then existing assets, and assume all of the Acquired Fund's liabilities. The Acquired Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date but only to the extent any liability associated with such rights was not assumed by the Acquiring Fund.
(b) Subject to the terms and conditions of this Plan, the Acquiring Company, on behalf of the Acquiring Fund, shall at the Closing deliver to the Acquired Fund the number of shares of a Class of the Acquiring Fund (the "Acquiring Fund Shares") determined by dividing the net asset value allocable to a share of such Class of the Acquired Fund by the net asset value allocable to a share of the corresponding Class of the Acquiring Fund, and multiplying the result thereof by the number of outstanding shares of the applicable Class of the Acquired Fund, as of the close of regular trading on the New York Stock Exchange (the "NYSE") on the Closing Date, all such values to be determined in the manner and as of the time set forth in Section 2 hereof; and assume all of the Acquired Fund's liabilities, if any, as set forth in this Section 1(b). Except as otherwise provided herein, the Acquiring Fund will assume all debts, liabilities, obligations and duties of the Acquired Fund of whatever kind or nature, whether absolute, accrued, contingent or otherwise, whether or not determinable as of the Closing Date and whether or not specifically referred to in this Plan; provided, however , that the Acquired Fund agrees to utilize its best efforts to discharge all of its known debts, liabilities, obligations and duties prior to the Closing Date.
(c) As soon after the Closing Date as is conveniently practicable, but in any event within 30 days of the Closing Date, the Acquired Fund shall distribute pro rata to Acquired Fund shareholders of record, determined as of the close of business on the Closing Date, the Acquiring Fund Shares received by the Acquired Fund pursuant to this Section with each Acquired Fund shareholder receiving shares of the same Class or Classes of the Acquiring

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Fund as such shareholder holds of the Acquired Fund, and then the Acquired Fund shall dissolve and terminate. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of the Acquiring Fund and noting in such accounts the names of the former Acquired Fund Shareholders and the types and amounts of Acquiring Fund Shares that former Acquired Fund shareholders are due based on their respective holdings of the Acquired Fund as of the close of business on the Closing Date. Fractional Acquiring Fund Shares shall be carried to the second decimal place. The Acquiring Company shall not issue certificates representing the Acquiring Fund shares in connection with such exchange. All issued and outstanding shares of the Acquired Fund will be simultaneously cancelled on the books of the Acquired Fund.
(d) Ownership of Acquiring Fund Shares will be shown on the books of Acquiring Company's transfer agent. Acquiring Fund Shares will be issued in the manner described in Acquiring Company's then-effective registration statement.
(e) Any transfer taxes payable upon issuance of Acquiring Fund Shares in exchange for shares of the Acquired Fund in a name other than that of the registered holder of the shares being exchanged on the books of the Acquired Fund as of that time shall be paid by the person to whom such shares are to be issued as a condition to the registration of such transfer.
2.  Valuation.
(a) The value of the Acquired Fund's assets transferred to and liabilities assumed by the Acquiring Fund (such amount, the "Net Assets") hereunder shall be computed as of the close of regular trading on the NYSE on the Closing Date (such time and date being hereinafter called the "Valuation Time") using the valuation procedures set forth in the Acquired Fund's articles of incorporation and currently effective registration statement.
(b) The net asset value of a share of the Acquiring Fund shall be determined to the second decimal point as of the Valuation Time using the valuation procedures set forth in Acquiring Company's agreement and declaration of trust and currently effective registration statement.
(c) The net asset value of shares of the Acquired Fund shall be determined to the second decimal point as of the Valuation Time using the valuation procedures set forth in the Acquired Fund's articles of incorporation and currently effective registration statement.
3.  Closing and Closing Date.
(a) The consummation of the transactions contemplated hereby shall take place at the Closing (the "Closing"). The date of the Closing (the "Closing Date") shall be April 15, 2011, or such earlier or later date as agreed to in writing by the parties hereto. The Closing shall take place at the principal office of the Acquiring Company or at such other place as the parties may agree. The Acquired Fund shall have provided for delivery, as of the Closing, of the Acquired Fund's Net Assets to be transferred to the account of the Acquiring Company, for the benefit of the Acquiring Fund, at the Acquiring Company's Custodian, The Bank of New York Mellon. Also, the Acquired Fund shall produce at the Closing (or as soon as possible thereafter) a list of names and addresses of the shareholders of record of full and fractional shares of common stock of the Acquired Fund, par value $0.001 per share (the "Acquired Fund Shares"), and the number of full and fractional Acquired Fund Shares owned by each such shareholder, all as of the Valuation Time, certified by its transfer agent or by its President or Vice-President to the best of its or his or her knowledge and belief. The Acquiring Company, on behalf of the Acquiring Fund, shall issue and deliver to the Secretary of the Acquired Fund a confirmation evidencing the Acquiring Fund Shares to be credited to the Acquired Fund's account on the Closing Date, or shall provide evidence satisfactory to the Acquired Fund that the Acquiring Fund Shares have been registered in all account books of the Acquiring Fund in such manner as the Acquired Fund may request. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, receipts and other documents as such other party or its counsel may reasonably request to effect the transactions contemplated by this Plan.
(b)  In the event that immediately prior to the Valuation Time
(a) the NYSE or other primary exchange is closed to trading or trading thereon is restricted or (b) trading or the reporting of trading on the NYSE or other primary exchange or elsewhere is disrupted so that accurate appraisal of the value of the Net Assets of the Acquired Fund

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and of the net asset value per share of the Acquiring Fund or the Acquired Fund is impracticable, the Closing Date shall be postponed until the first business day after the date when such trading shall have been fully resumed and such reporting shall have been restored.
4. Representations and Warranties to the Acquiring Company, for the benefit of the Acquiring Fund, by the Acquired Fund. The Acquired Fund makes the following representations and warranties to the Acquiring Company:
(a) The Acquired Fund is a corporation duly organized under the laws of the State of Maryland and validly existing under the laws of that jurisdiction and in good standing with the Maryland State Department of Assessments and Taxation (the "SDAT"). The Acquired Fund is duly registered under the Investment Company Act of 1940, as amended ("1940 Act") as an open-end, management investment company and all of the Acquired Fund Shares sold have been sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"). The Acquired Fund has been duly established in accordance with the Acquired Fund's articles of incorporation.
(b) The financial statements appearing in the Acquired Fund's Annual Report to Shareholders of the Acquired Fund for the fiscal year ended October 31, 2010 (copies of which have been furnished to the Acquiring Company) have been audited by KPMG LLP, fairly present the financial position of the Acquired Fund as of such date and the results of its operations for the year then ended in conformity with U.S. generally accepted accounting principles applied on a consistent basis.
(c) The Acquired Fund has the necessary corporate power and authority to conduct the Acquired Fund's business as such business is now being conducted.
(d) The Acquired Fund is not a party to or obligated under any provision of the Acquired Fund's articles of incorporation or by-laws or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.
(e) The Acquired Fund does not have any unamortized or unpaid organizational fees or expenses.
(f) The Acquired Fund has elected to be treated as a regulated investment company (a "RIC") for U.S. federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and the Acquired Fund has qualified as a RIC for each taxable year since its inception, and will so qualify as of the Closing Date. The consummation of the transactions contemplated by this Plan will not cause the Acquired Fund to fail to satisfy the requirements of Subchapter M of the Code.
(g) To the best of the Acquired Fund's Knowledge, the Acquired Fund, or its agents, (i) holds a valid Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Withholding (or other appropriate series of Form W-8, as the case may be), or Form W-9, Request for Taxpayer Identification Number and Certification, for each Acquired Fund shareholder of record, which Form W-8 or Form W-9 can be associated with reportable payments made by the Acquired Fund to such shareholder, and/or (ii) has otherwise timely instituted the appropriate backup withholding procedures with respect to such shareholder as provided by Section 3406 of the Code and the regulations thereunder.
(h) At the time the Registration Statement (as defined in Section 7(g)) becomes effective, at the time of the meeting of the shareholders of the Acquired Fund and on the Closing Date, the Proxy Statement of the Acquired Fund, the Prospectus of the Acquiring Fund and the Statement of Additional Information of the Acquiring Fund to be included in the Registration Statement and the Registration Statement (i) will comply in all material respects with the applicable provisions of the 1933 Act, the Securities Exchange Act of 1934 (the "1934 Act") and the 1940 Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph 4(h) shall not apply to statements in or omissions from the Proxy Statement and Registration Statement made in reliance upon and in conformity with information furnished by the Acquiring Company, on behalf of the Acquiring Fund, for use therein.

5. Representations and Warranties to the Acquired Fund, by the Acquiring Company, on behalf of the Acquiring Fund.
The Acquiring Company, on behalf of the Acquiring Fund, makes the following representations and warranties to the Acquired
Fund:
(a) The Acquiring Fund is a series of the Acquiring Company, a statutory trust duly organized under the laws of the State of Delaware and validly existing under the laws of that jurisdiction and in good standing. The Acquiring Company is duly registered under the 1940 Act as an open-end, management investment company and all of the Acquiring Fund Shares sold have been sold pursuant to an effective registration statement filed under the 1933 Act. The Acquiring Fund has been duly established in accordance with the Acquiring Company's agreement and declaration of trust as a separate series of the Acquiring Company.
(b) The Acquiring Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.001 per share, of Acquiring Fund Shares, each outstanding share of which is duly and validly authorized, issued and outstanding, fully paid, non-assessable, freely transferable and has voting rights.
(c) At the Closing, the Acquiring Fund Shares will be duly authorized, validly issued, fully paid and non-assessable and, under the Acquiring Company's agreement and declaration of trust and by-laws, no shareholder of the Acquiring Fund will have any pre-emptive right to subscribe therefor or purchase such shares, and such shares will be eligible for offering to the public in those states of the United States and jurisdictions in which the shares of the Acquired Fund are presently eligible for offering to the public, and there are a sufficient number of Acquiring Fund Shares registered under the 1933 Act to permit the transfers contemplated by this Plan to be consummated.
(d) The financial statements appearing in the Acquiring Company's Annual Report to Shareholders of the Acquiring Fund for the fiscal year ended July 31, 2010 (copies of which have been furnished to the Acquired Fund) have been audited by KPMG LLP and fairly present the financial position of the Acquiring Fund as of such date and the results of its operations for the year then ended in conformity with U.S. generally accepted accounting principles applied on a consistent basis.
(e) If available at or prior to the Closing Date, the unaudited financial statements appearing in the Acquiring Company's Semi-Annual Report to Shareholders of the Acquiring Fund for the period ended January 31, 2011 (copies of which will be furnished to the Acquired Fund), fairly present the financial position of the Acquiring Fund and the results of operations and changes in net assets as of the respective date indicated, in conformity with U.S. generally accepted accounting principles.
(f) The Acquiring Company has the necessary statutory trust power and authority to conduct the Acquiring Fund's business as such business is now being conducted.
(g) The Acquiring Company is not a party to or obligated under any provision of the Acquiring Company's agreement and declaration of trust or by-laws or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.
(h) The Acquiring Fund has elected to be treated as a RIC for U.S. federal income tax purposes under Subchapter M of the Code and the Acquiring Fund has qualified as a RIC for each taxable year since its inception, and will so qualify as of the Closing Date. The consummation of the transactions contemplated by this Plan will not cause the Acquiring Fund to fail to satisfy the requirements of Subchapter M of the Code.
(i) At the time the Registration Statement (as defined in Section 7(g)) becomes effective, at the time of the meeting of the shareholders of the Acquired Fund and on the Closing Date, the Proxy Statement of the Acquired Fund, the Prospectus of the Acquiring Fund and the Statement of Additional Information of the Acquiring Fund to be included in the Registration Statement and the Registration Statement (i) will comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act and the rules and regulations promulgated thereunder, and (ii) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, in light of the circumstances under which they were made, or necessary to make the statements therein not misleading; provided, however, that the representations and warranties in this paragraph 5(i) shall not apply to statements in or omissions from the Proxy Statement and Registration Statement made in reliance upon and in conformity with information furnished by the Acquired Fund, for use therein.
6. Representations and Warranties by the Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund.
The Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund, make the following representations and warranties.
(a) The statement of assets and liabilities to be created by the Acquired Fund as of the Valuation Time for the purpose of determining the number of Acquiring Fund Shares to be issued pursuant to Section 1 of this Plan will accurately reflect the Net Assets in the case of the Acquired Fund and the net asset value and outstanding shares of each Fund, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.
(b) At the Closing, each Fund will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in Section 6(a) above, free and clear of all liens or encumbrances of any nature whatsoever, except for such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.
(c) Except as may be disclosed in the currently effective prospectuses of the Funds, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against the Funds.
(d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by the Funds.
(e) The execution, delivery and performance of this Plan have been duly authorized by all necessary action of the Board of Directors of the Acquired Fund and the Board of Trustees of the Acquiring Company and this Plan constitutes a valid and binding obligation enforceable against the Acquired Fund and the Acquiring Company in accordance with its terms.
(f) The Acquired Fund and the Acquiring Company anticipate that consummation of this Plan will not cause the applicable Fund to fail to comply with the requirements of Subchapter M of the Code for Federal income taxation as a RIC at the end of the applicable fiscal year.
7. Intentions of the Acquired Fund, and the Acquiring Company, on behalf of the Acquiring Fund.
(a) The Acquired Fund intends to operate its business as presently conducted between the date hereof and the Closing Date. The Acquiring Company intends to operate the Acquiring Fund's business as presently conducted between the date hereof and the Closing Date.
(b) The Acquired Fund does not intend to acquire any Acquiring Fund Shares for the purpose of making distributions thereof to anyone other than the Acquired Fund's shareholders.
(c) The Acquired Fund intends, if the reorganization is consummated, to liquidate and dissolve.
(d) The Acquired Fund and the Acquiring Company intend that, by the time of Closing, each Fund's U.S. federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all U.S. federal and other taxes shown as due on said returns and reports shall have been paid.
(e) At the Closing, the Acquired Fund intends to have available a copy of the shareholder ledger accounts, certified by the Acquired Fund's transfer agent or its President or a Vice-President to the best of its or his or her knowledge and belief, for all the shareholders of record of the Acquired Fund as of the Valuation Time who are to become shareholders of the Acquiring Fund as a result of the transfer of assets and the assumption of liabilities that are the subject of this Plan.
(f) The Acquired Fund intends to mail to each shareholder of record of the Acquired Fund entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a Combined Proxy Statement and Prospectus that complies in all material respects with the applicable provisions of Section 14(a) of the 1934 Act and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.
(g) The Acquiring Company, on behalf of the Acquiring Fund, covenants to file with the U.S. Securities and Exchange Commission (the "SEC") a registration statement on Form N-14 under the 1933 Act relating to the Acquiring Fund Shares issuable hereunder (including any supplement or amendment thereto, the "Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable and remains effective through the time of Closing. At the time the Registration Statement becomes effective, at the time of the meeting of the shareholders of the Acquired Fund, and on the Closing Date, the Proxy Statement of the Acquired Fund, the Prospectus of the Acquiring Fund and the Statement of Additional Information of the Acquiring Fund to be included in the Registration Statement (collectively, "Proxy Statement"), and the Registration Statement will: (i) comply in all material respects with the applicable provisions of the 1933 Act, the 1934 Act and the 1940 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein in the light of the circumstances under which they were made, not misleading.
(h) The Acquired Fund intends to call a meeting of its shareholders to consider and act upon this Plan and to use all reasonable efforts to obtain approval of the transactions contemplated hereby (including the determinations of its Board of Directors as set forth in Rule 17a-8(a) under the 1940
Act).
(i) The Acquired Fund intends that it will, from time to time, as and when requested by the Acquiring Company, for the benefit of the Acquiring Fund, execute and deliver or cause to be executed and delivered, all such assignments and other instruments, and will take or cause to be taken such further action, as the Acquiring Company may deem necessary or desirable in order to vest in and confirm to the Acquiring Fund title to and possession of all the Net Assets to be sold, assigned, transferred and delivered hereunder and otherwise to carry out the intent and purpose of this Plan.
(j) The Acquiring Company, on behalf of the Acquiring Fund, intends to use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act (including the determinations of its Board of Trustees as set forth in Rule 17a-8(a) thereunder) and such of the state Blue Sky or securities laws as it may deem appropriate in order to continue its operations after the Closing Date.
(k) The Acquiring Company, on behalf of the Acquiring Fund, intends that it will, from time to time, as and when requested by the Acquired Fund, execute and deliver or cause to be executed and delivered all such assignments and other instruments, and will take or cause to be taken such further action, as the Acquired Fund may deem necessary or desirable in order to (i) vest in and confirm to the Acquired Fund title to and possession of all the Acquiring Fund Shares to be transferred to the shareholders of the Acquired Fund pursuant to this Plan; (ii) assume all of the liabilities of the Acquired Fund in accordance with this Plan; and (iii) otherwise to carry out the intent and purpose of this Plan.
8. Conditions Precedent to be Fulfilled by the Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund. The consummation of the Plan with respect to the Acquiring Fund and the Acquired Fund shall be subject to the following conditions:
(a) That (i) all the representations and warranties contained herein concerning the Funds shall be true and correct as of the Closing, with the same effect as though made as of and at such date; (ii) performance of all obligations required by this Plan to be performed by or on behalf of the Funds shall occur prior to the Closing; and (iii) the President or a Vice President and the Secretary or equivalent officer of each of the Acquired Fund and the Acquiring Company shall execute a certificate to the foregoing effect.
(b) That the form of this Plan shall have been adopted and approved by the appropriate action of the Board of Directors of the Acquired Fund and the Board of Trustees of the Acquiring Company, on behalf of the Acquiring Fund.

(c) That the SEC shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or to the best of either the Acquired Fund's or the Acquiring Company's knowledge have been threatened that would materially and adversely affect the business or financial condition of the applicable Fund, would prohibit the transactions contemplated hereby or would adversely affect the ability of the applicable Fund to consummate the transactions contemplated hereby.
(d) That the Plan contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of the Acquired Fund at an annual or special meeting or any adjournment thereof.
(e) That a distribution or distributions shall have been declared for each Fund, prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to shareholders of each Fund (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to the Valuation Time and (ii) any undistributed ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning assigned to such term by
Section 1222(9) of the Code.
(f) The Acquired Fund shall have received on the Closing Date a favorable opinion from (i) Morris, Nichols, Arsht & Tunnell LLP, special Delaware counsel to the Acquiring Company, with respect to items in this section that relate to matters of Delaware law, and (ii) Willkie Farr & Gallagher LLP, counsel to the Acquiring Company, with respect to certain other items in this section, each dated as of the Closing Date, to the effect that:
(1) The Acquiring Company is a statutory trust duly formed, validly existing and in good standing under the laws of the State of Delaware with requisite statutory trust power under its Agreement and Declaration of Trust, Bylaws and the Delaware Statutory Trust Act (the "Delaware Act") to own all of its properties and assets and to carry on its business in each case as described in its current prospectus, and the Acquiring Fund has been established as a series of the Acquiring Company in accordance with the terms of the Acquiring Company's agreement and declaration of trust, Bylaws and the Delaware Act;
(2) This Plan has been duly authorized and executed by the Acquiring Company, on behalf of the Acquiring Fund, and, assuming delivery of the Plan by the Acquiring Company, on behalf of the Acquiring Fund, and due authorization, execution and delivery of the Plan by the Acquired Fund, is a valid and legally binding obligation of the Acquiring Company and the Acquiring Fund, enforceable against the Acquiring Fund in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that such counsel may state that they express no opinion as to the validity or enforceability of any provision regarding the choice of Maryland law to govern this Plan;
(3) When the Acquiring Fund shares to be distributed to Acquired Fund shareholders under the Plan are issued, sold and delivered, as contemplated by the Plan for the consideration stated in the Plan, they will be validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund will have any pre-emptive rights under the Acquiring Company's Agreement and Declaration of Trust, its Bylaws and the Delaware Act to subscribe for or purchase such shares;
(4) The execution and delivery of the Plan did not, and the performance of this Plan, by the Acquiring Company, on behalf of the Acquiring Fund, of its obligations hereunder will not violate any provision of the Acquiring Company's agreement and declaration of trust or by-laws, or result in a default or a breach of (a) the Management Agreement, (b) the Custodian Contract, (c) the Distribution Agreement, and (d) the Transfer Agency and Service Agreement, each as defined in the Acquiring Company's currently effective registration statement, except where such violation, default or breach would not have a material adverse effect on the Acquiring Fund;
(5) To the knowledge of such counsel and without independent inquiry or investigation, no consent, approval, authorization, filing or order of any court or governmental authority is required to be obtained by the Acquiring Company, on behalf of the Acquiring Fund, under the federal laws of the United States and the laws of the State of Delaware for the consummation by the Acquiring Company, on behalf of the Acquiring Fund, of the transactions contemplated by the Agreement, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act, and such as may be required under state securities laws;
(6) The Acquiring Company has been registered with the SEC as an investment company, and, to the knowledge of such counsel without independent inquiry or investigation, no order has been issued or proceeding instituted to suspend such registration; and
(7) To the knowledge of such counsel and without independent inquiry or investigation, no litigation or government proceeding has been instituted or threatened against the Acquiring Company or the Acquiring Fund, that would be required to be disclosed in the Acquiring Company's registration statement on Form N-1A and is not so disclosed. In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of the Acquiring Company with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Acquiring Company.
(g) The Acquiring Company, for the benefit of the Acquiring Fund, shall have received on the Closing Date a favorable opinion from (i) DLA Piper Rudnick Gray Cary US LLP, special Maryland counsel to the Acquired Fund, with respect to items in this section that relate to matters of Maryland law, and
(ii) Willkie Farr & Gallagher LLP, counsel to the Acquired Fund, with respect to certain other items in this section, each dated as of the Closing Date, to the effect that:
(1) The Acquired Fund is a corporation duly incorporated, validly existing and in good standing with the SDAT with requisite corporate power under its charter and under the laws of the State of Maryland, to own all of its properties and assets and, to carry on its business as described in the current prospectus of the Acquired Fund;
(2) This Plan has been duly authorized, executed and, to the knowledge of such counsel, delivered by the Acquired Fund, and, assuming due authorization, execution and delivery of the Plan by the Acquiring Company, on behalf of the Acquiring Fund, is a valid and legally binding obligation of the Acquired Fund enforceable against the Acquired Fund, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, provided that such counsel may state that they express no opinion as to the validity or enforceability of any provision regarding choice of Maryland law to govern this Plan;
(3) All actions required to be taken by the Acquired Fund to authorize and effect the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Acquired Fund;
(4) The execution and delivery of the Plan did not, and the performance of this Plan by the Acquired Fund of its obligations hereunder will not, violate any provision of the Acquired Fund's charter or by-laws, or result in a default or breach of (a) the Management Agreement, (b) the Custodian Contract, (c) the Distribution Agreement, and (d) the Transfer Agency and Service Agreement, each as defined in the Acquired Fund's currently effective registration statement, except where such violation, default or breach would not have a material adverse effect on the Acquired Fund;
(5) To the knowledge of such counsel, no consent, approval, authorization, filing or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated herein, except such as have been obtained under the 1933 Act, the 1934 Act and the 1940 Act and such as may be required under state Blue Sky or securities laws as to which such counsel may state that they express no opinion;
(6) Such counsel knows of no litigation or government proceeding instituted or threatened against the Acquired Fund that would be required to be disclosed in the Acquired Fund's registration statement on Form N-1A and is not so disclosed;

(7) The Acquired Fund has been registered with the SEC as an investment company, and, to the knowledge of such counsel, no order has been issued or proceeding instituted to suspend such registration.
In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of the Acquired Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of the Acquired Fund.
(h) The Acquiring Company shall have received with respect to the Acquiring Fund and the Acquired Fund, on or before the Closing Date, an opinion of Shearman & Sterling LLP, special tax counsel to the Acquiring Company, in form and substance satisfactory to the Acquiring Company and the Funds, substantially to the effect that, for federal income tax purposes:
(1) The transfer of the assets of the Acquired Fund in exchange solely for the Acquiring Fund Shares and the assumption by Acquiring Fund of the liabilities of the Acquired Fund, if any, as provided for in the Plan, will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Acquired Fund and the Acquiring Fund each will be deemed to be a "party to a reorganization" within the meaning of Section 368(b) of the Code;
(2) In accordance with Sections 357 and 361 of the Code, no gain or loss will be recognized by the Acquired Fund as a result of the transfer of its assets solely in exchange for Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, if any, or on the distribution of the Acquiring Fund Shares to the shareholders of the Acquired Fund, as provided for in the Plan;
(3) Under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund on the receipt of the assets of the Acquired Fund in exchange for the Acquiring Fund Shares and the assumption by the Acquiring Fund of the liabilities of the Acquired Fund, if any, as provided for in the Plan;
(4) In accordance with Section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of the Acquired Fund on the receipt of Acquiring Fund Shares in exchange for their shares of the Acquired Fund;
(5) In accordance with Section 362(b) of the Code, the tax basis of the Acquiring Fund in the assets of the Acquired Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the consummation of the transactions contemplated by the Plan;
(6) In accordance with Section 358 of the Code, immediately after the consummation of the transactions contemplated by the Plan, the tax basis of the Acquiring Fund Shares received by the shareholders of the Acquired Fund will be equal, in the aggregate, to the tax basis of their shares of the Acquired Fund surrendered in exchange therefor;
(7) In accordance with Section 1223 of the Code, the holding period for the Acquiring Fund Shares received by the shareholders of the Acquired Fund will be determined by including the period for which such shareholder held their shares of the Acquired Fund exchanged therefor; provided, that the shares of the Acquired Fund Shares were held as capital assets for federal income tax purposes;
(8) In accordance with Section 1223 of the Code, the holding period of the Acquiring Fund with respect to the assets of the Acquired Fund acquired by it in accordance with the Plan will include the period for which such assets were held by the Acquired Fund; and
(9) Pursuant to Section 381(a) of the Code and regulations thereunder, the Acquiring Fund will succeed to and take into account certain tax attributes of the Acquired Fund, such as earnings and profits and method of tax accounting.
In giving the opinions set forth above, counsel may state that it is relying on certificates of the officers of the Acquiring Company and/or the Acquired Fund with regard to certain matters.

(i) The Acquiring Fund Shares to be delivered hereunder shall be eligible for such sale by the Acquiring Fund with each state commission or agency with which such eligibility is required in order to permit the Acquiring Fund Shares lawfully to be delivered to each shareholder of the Acquired Fund.
9.  Fees and Expenses.
(a) Each of the Acquiring Company and the Acquired Fund represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.
(b) The expenses of entering into and carrying out the provisions of this Plan shall be borne by Acquiring Company, on behalf of the Acquiring Fund.
10.  Termination; Postponement; Waiver; Order.
(a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and abandoned at any time (whether before or after approval thereof by the shareholders of the Acquired Fund) prior to the Closing or the Closing may be postponed by either the Acquired Fund or the Acquiring Company by resolution of the Board of Directors/Trustees, if circumstances develop that, in the opinion of either Board, make proceeding with the Plan inadvisable.
(b) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect with respect to the Acquiring Fund or Acquired Fund, and none of the Acquired Fund, the Acquiring Company, or the Acquiring Fund, nor the directors/trustees, officers, agents or shareholders shall have any liability in respect of this Plan.
(c) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by the relevant Board of Directors/Trustees if, in the judgment of such Board of Directors/Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.
(d) The respective representations and warranties contained in Sections 4 and 6 hereof shall expire with and be terminated by the Plan, and none of the Acquired Fund, the Acquiring Fund, or any of their respective officers, directors/trustees, agents or shareholders, shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, director/trustee, agent or shareholder of either Fund or the Acquiring Company against any liability to the entity for which that officer, director/trustee, agent or shareholder so acts or to any of the Acquired Fund's or the Acquiring Fund's shareholders to which that officer, director/trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.
(e) If any order or orders of the SEC with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Directors of the Acquired Fund, or the Board of Trustees of the Acquiring Company, on behalf of the Acquiring Fund, to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of the Acquired Fund, unless such terms and conditions shall result in a change in the method of computing the number of Acquiring Fund Shares to be issued to the Acquired Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the Acquired Fund shareholders prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless the Acquired Fund shall promptly call a special meeting of shareholders at which such conditions so imposed shall be submitted for approval.
11.  Headings; Counterparts.
(a) The paragraph headings contained in this Plan are for reference purposes only and shall not affect in any way the meaning or interpretation of the Plan.
(b) This Plan may be executed in any number of counterparts, each of which will be deemed an original.

12. Agreement an Obligation Only of the Funds, and Enforceable Only Against Assets of the Funds.
Each of the Acquired Fund and the Acquiring Company acknowledges that it must look, and agrees that it shall look, solely to the assets of the relevant Fund for the enforcement of any claims arising out of or based on the obligations of the Acquired Fund or the Acquiring Company hereunder, and in particular that none of the assets of either the Acquired Fund or the Acquiring Company, other than the portfolio assets of the relevant Fund, may be resorted to for the enforcement of any claim based on the obligations of a Fund hereunder.
13.  Entire Plan and Amendments; Survival of Warranties.
This Plan embodies the entire agreement of the Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund, and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Plan may be amended only in a writing signed by the Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund. This Plan shall bind and inure to the benefit of the parties and their respective successors and assigns and neither this Plan nor any interest herein may be assigned without the prior written consent of the Acquired Fund and the Acquiring Company, on behalf of the Acquiring Fund. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties and their respective successors, and assigns any rights or remedies under or by any reason of this Plan. The representations, warranties and covenants contained in this Plan or in any document delivered pursuant hereto or in connection herewith shall survive the consummation of the transactions contemplated hereunder.
14.  Notices.
Any notice, report, demand or other communication required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if hand delivered or mailed, first class postage prepaid, addressed to the Acquiring Company at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Secretary; and to the Acquired Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, Attention: Secretary.
15.  Governing Law.
This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, provided that, in the case of any conflict between such laws and the federal securities laws, the latter shall govern.
IN WITNESS WHEREOF, Prudential Small-Cap Core Equity Fund, Inc. and Prudential Investment Portfolios 5, on behalf of Prudential Small-Cap Value Fund, have executed this Plan by their respective duly authorized officers, all as of the date and year first-above written.



PRUDENTIAL SMALL-CAP  CORE EQUITY FUND, INC.


Attest:  /s/ Jonathan D. Shain


By:  /s/ Judy A. Rice
 Name:  Judy A. Rice
 Title:  President




PRUDENTIAL INVESTMENT PORTFOLIOS 5,
 on behalf of Prudential Small-Cap Value Fund


Attest:  /s/ Jonathan D. Shain


By:  /s/ Scott E. Benjamin
 Name:  Scott E. Benjamin
 Title:  Vice President